                  -------------------------------------

                      FIRST SUPPLEMENTAL INDENTURE


                                 between


                MERCANTILE BANCORPORATION INC., as Issuer,


                                  and


                  THE CHASE MANHATTAN BANK, as Trustee





                      Dated as of February 4, 1997

                  -------------------------------------

                      TABLE OF CONTENTS

                          ARTICLE I
DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .2

                          ARTICLE II
GENERAL TERMS AND CONDITIONS OF THE DEBENTURES . . . . . . . . .4

                          ARTICLE III
REDEMPTION OF THE DEBENTURES. . . . . . . . . . . . . . . . . .10

                          ARTICLE IV
EXTENSION OF INTEREST PAYMENT PERIOD. . . . . . . . . . . . . .10

                          ARTICLE V
EXPENSES AND GUARANTEE. . . . . . . . . . . . . . . . . . . . .12

                          ARTICLE VI
FORM OF DEBENTURE . . . . . . . . . . . . . . . . . . . . . . .13

                          ARTICLE VII
MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . .22

          FIRST SUPPLEMENTAL INDENTURE, dated as of February 4, 1997 (the "First Supplemental Indenture"), between Mercantile Bancorporation Inc., a Missouri corporation (the "Company") and The Chase Manhattan Bank, as trustee (the "Trustee"), under the Indenture dated as of February 4, 1997 between the Company and the Trustee (the "Indenture").

          WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the issuance of the Company's unsecured junior subordinated debt securities to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

          WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a series of its Debt Securities to be known as Floating Rate Junior Subordinated Deferrable Interest Debentures due 2027 (the "Initial Debentures"), and to provide for, if and when issued in exchange for the Initial Debentures pursuant to the Indenture and the Registration Agreement, a series of its Debt Securities to be known as Floating Rate Junior Subordinated Deferrable Interest Debentures due 2027 (the "Exchange Debentures" and together with the Initial Debentures, the "Debentures"), the form and substance of each such series of Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture;

          WHEREAS, Mercantile Capital Trust I, a Delaware statutory business trust (the "Trust"), has offered for sale pursuant to an exemption from the registration requirements of the Securities Act of 1933, $150,000,000 aggregate liquidation amount of Floating Rate Capital Trust Pass-through Securities (the "Initial Capital Securities"), representing undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of its common securities, in $154,640,000 aggregate principal amount of the Debentures;

          WHEREAS, the Trust may offer and issue Floating Rate
Capital Trust Pass-through Securities (the "Exchange Capital
Securities") in exchange for the Initial Capital Securities; and

          WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture; all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed; and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects;

          NOW THEREFORE, in consideration of the purchase and acceptance of the Initial Debentures by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of each series of Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                           ARTICLE I

                          DEFINITIONS

          SECTION 1.1
          -----------

          Unless the context otherwise requires:

          (a) a term defined in the Indenture has the same meaning when used in this First Supplemental Indenture;

          (b)  a term defined anywhere in this First Supplemental
Indenture has the same meaning throughout;

          (c)  the singular includes the plural and vice versa;

          (d) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture;

          (e) headings are for convenience of reference only and do not affect interpretation;

          (f) the following terms have the meanings given to them in the Declaration: (i) Administrators; (ii) Business Day;
(iii) Capital Security Certificate; (iv) Capital Treatment Event;
(v) Clearing Agency; (vi) Delaware Trustee; (vii) Depositary;
(viii) Distribution; (ix) Institutional Trustee; (x) Purchase Agreement; and (xi) Tax Event;

          (g) the following terms have the meanings given to them in this Section 1.1(g):

          "Additional Interest" shall have the meaning set forth in Section 2.5(d).

          "Calculation Agent" means any Person authorized by the Company to determine the interest rate of the Debentures, which shall be The Chase Manhattan Bank, until a successor is appointed.

          "Compounded Interest" shall have the meaning set forth in Section 4.1.

          "Declaration" means the Amended and Restated
Declaration of Trust of the Trust, dated as of February 4, 1997, as amended or supplemented from time to time.

          "Deferred Interest" shall have the meaning set forth in
Section 4.1.

          "Determination Date" means, with respect to any interest period, the date that is two London Business Days prior to the first day of such interest period.

          "Dissolution Event" means that, subject to the receipt
by the Company of prior approval from the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, the Trust is to be dissolved in accordance with the Declaration, and the Debentures held by the Institutional Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.
                    --- ----

          "Extension Period" shall have the meaning set forth in
Section 4.1.

          "Federal Reserve" means the Board of Governors of the Federal Reserve System.

          "Global Debenture" shall have the meaning set forth in
Section 2.4(a)(i).

          "interest" shall include all interest payable on a series of Debentures including any Additional Interest, Compounded Interest and Special Interest, if applicable.

          "LIBOR" means, with respect to a quarterly interest period relating to an Interest Payment Date (in the following order of priority):

          (i) the rate (expressed as a percentage per annum) for Eurodollar deposits having a three-month maturity that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date;

          (ii) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of .00001%) of the rates (expressed as percentages per annum) for Eurodollar deposits having a three-month maturity that appear on Reuters Monitor Money Rates Page LIBO ("Reuters Page LIBO") as of 11:00 a.m. (London time) on such Determination Date;

          (iii) if such rate does not appear on Reuters Page
                LIBO as of 11:00 a.m. (London time) on the related Determination Date, the Calculation Agent will request the principal London offices of four leading banks in the London interbank market to provide such banks offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for Eurodollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of .00001%) of such quotations;

          (iv) if fewer than two such quotations are provided as requested in clause (iii) above, the Calculation
                Agent will request four major New York City banks to provide such banks offered quotations
                (expressed as percentages per annum) to leading European banks for loans in Eurodollars as of 11:00 a.m. (London time) on such Determination
                Date. If at least two such
                quotations are provided, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of .00001%) of such quotations; and

          (v) if fewer than two such quotations are provided as requested in clause (iv) above, LIBOR will be LIBOR determined with respect to the interest period immediately preceding such current interest period.

          If the rate for Eurodollar deposits having a three-month maturity that initially appears on Telerate Page 3750 or Reuters Page LIBO, as the case may be, as of 11:00 a.m. (London time) on the related Determination Date is superseded on Telerate Page 3750 or Reuters Page LIBO, as the case may be, by a corrected rate before 12:00 noon (London time) on such Determination Date, the corrected rate as so substituted on the applicable page will be the applicable LIBOR for such Determination Date.

          "London Business Day" means any day, other than a Saturday or Sunday, on which banks are open for business in London.

          "Maturity Date" means February 1, 2027.

          "Non-Book-Entry Capital Securities" shall have the meaning set forth in Section 2.4(a)(ii).

          "Record Date" shall have the meaning set forth in the Debentures.

          "Redemption Price" shall have the meaning set forth in
Section 3.1.

           "Registration Agreement" means the Registration Rights
Agreement, dated January 29, 1997, relating to the Debentures and the other securities described therein among the Company, the Trust and the initial purchasers named therein.

          "Registered Exchange Offer" has the meaning set forth in the Registration Agreement.

          "Special Interest" has the meaning set forth in Section
2.5(f)(iii).

                          ARTICLE II

       GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

          SECTION 2.1
          -----------

          The Initial Debentures and the Exchange Debentures are hereby authorized as two series of Debt Securities. The aggregate principal amount of Debentures outstanding at any time shall not exceed $154,640,000 (except as set forth in Section
2.03(2) of the Indenture). Upon receipt of a written order of the Company for the authentication and delivery of a series of Debentures and satisfaction of the requirements of Section 2.04 of the Indenture, the Trustee shall authenticate (a) Initial Debentures for original issuance in an aggregate principal amount not to exceed $154,640,000 (except as set forth in Section 2.03(2) of the Indenture) or (b) Exchange Debentures for issuance pursuant to a Registered Exchange Offer for Initial Debentures in a principal amount equal to the principal amount of Initial Debentures exchanged in such Registered Exchange Offer.

          The Initial Debentures shall be issued pursuant to an exemption from registration under the Securities Act and the Restricted Securities Legend shall appear thereon, unless otherwise determined by the Company in accordance with applicable law. The Initial Debentures may not be transferred except in compliance with the Restricted Securities Legend set forth in
Section 2.07 of the Indenture, unless otherwise determined by the Company in accordance with applicable law. The Initial Debentures shall be issued in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof, and the Exchange Debentures shall be issuable in minimum denominations of $1,000 and any integral multiple thereof.

          SECTION 2.2
          -----------

          At the Maturity Date, the Debentures shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon including Compounded
Interest, Additional Interest and Special Interest thereon, if any.

          SECTION 2.3
          -----------

          Except as provided in Section 2.4, Debentures of a series shall be issued in fully registered certificated form without interest coupons. Principal and interest on Debentures of a series issued in certificated form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures of such series bearing identical terms and provisions at the office or agency of the Company in the Borough of Manhattan, The City of New York, which office or agency shall initially be the corporate trust office of the Trustee; provided, however, that payment of
                       --------  -------
interest may be made at the option of the Company by check mailed to the holder of any Debenture at such address as shall appear in the Debt Security Register for such series of Debentures or by wire transfer to an account appropriately designated by such holder. Notwithstanding the foregoing, so long as the holder of any Debentures of a series is the Institutional Trustee, the payment of the principal of and interest (including Compounded Interest, Additional Interest and Special Interest, if any) on the Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

          SECTION 2.4
          -----------

          (a)  In connection with a Dissolution Event,

               (i) except as provided in clause (ii) of this sentence, Debentures of a series in certificated form may be presented to the Trustee by the Institutional Trustee in exchange for a Global Security for such series in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures of such series (a "Global Debenture"), to be registered in the name of The Depository Trust Company, New York, New York, or its nominee (hereby designated to be the Depositary for Debentures of such series), and delivered by the Trustee to the Depositary or its custodian for crediting to the accounts of the Depositarys participants pursuant to the instructions of the Administrators of the Trust, which instructions shall be provided in accordance with the terms of the Declaration;
     the Company upon any such presentation shall execute a Global Debenture for such series in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture; payments on the Debentures of a series issued as a Global Debenture will be made to the Depositary;

               (ii) if any Capital Securities of a series are not held by the Clearing Agency or its nominee ("Non-Book-Entry Capital Securities"), the Debentures in certificated form of the series held by the Trust corresponding to such Capital Securities of such series may be presented to the Trustee by the Institutional Trustee and any Capital Security Certificate which represents such Non-Book-Entry Capital Securities will be deemed to represent beneficial interests in Debentures so presented to the Trustee by the Institutional Trustee having an aggregate principal amount equal to the aggregate liquidation amount of such Non-Book-Entry Capital Securities until such Capital Security Certificates are presented to the Debt Security registrar for registration of transfer or reissuance at which time such Capital Security Certificates will be canceled and a Debenture of the series previously held by the Trust registered in the name of the holder of the Capital Security Certificate or the transferee of the holder of such Capital Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Capital Security Certificate canceled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture; upon issue of such Debentures of such series, Debentures of such series with an equivalent aggregate principal amount that were presented by the Institutional Trustee to the Trustee will be deemed to have been canceled; and

               (iii) prior to the distribution of Debentures of a series held by the Institutional Trustee to the holders of Trust Securities, the Company and the Trustee shall enter into a supplemental indenture pursuant to Article IX of the Indenture to provide for transfer procedures and restrictions with respect to such Debentures of such series substantially similar to those contained in the Declaration with respect to Capital Securities of the corresponding series to the extent applicable in the circumstances existing at the time of distribution of Debentures of such series in connection with a Dissolution Event for purposes of assuring that no registration of Debentures of such series is required under the Securities Act of 1933, as amended.

          (b) A Global Debenture may be transferred, in whole but not in part, only by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the

Depositary or another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

          (c) If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and, subject to Article II of the Indenture, the Trustee, upon written request of the Company, will authenticate and make available for delivery, Debentures of each series in definitive registered form without coupons, in authorized denominations, and in an aggregage principal amount equal to the principal amount of the Global Debenture of such series in exchange for such Global Debenture. In addition, the Company may at any time determine that the Debentures of a series shall no longer be represented by a Global Debenture. In such event the Company will execute, and subject to Section 2.07 of the Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver Debentures of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture of such series in exchange for such Global Debenture. A Global Debenture shall also be exchangeable for Debentures in definitive form upon the occurrence of an Event of Default. Upon the exchange of a Global Debenture for Debentures in definitive registered form without coupons, in authorized denominations, such Global Debenture shall be canceled by the Trustee. Such Debentures in definitive registered form issued in exchange for such Global Debenture shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debentures to the Depositary for delivery to the Persons in whose names such Debentures are so registered.

          SECTION 2.5
          -----------

          (a) The Company shall appoint a Calculation Agent, which may be the Trustee, to determine LIBOR as of the Determination Date for each quarterly interest period and to calculate the interest rate and the amount of interest due for each such interest period. Absent manifest error, the Calculation Agents determination of LIBOR and its calculation of the interest rate for each interest period shall be final and binding on the holders of the Debentures.

          (b) The amount of interest payable for any period will be computed on the basis of the actual number of days elapsed in a year of twelve 30-day months. In the event that any date on which interest is payable on the Debentures of a series is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

          (c)  The indebtedness evidenced by all Debentures of a
series is subordinate and junior in right of payment to the prior payment in full of all present and future Senior Indebtedness and pari passu in right of payment with all Debentures of each other series.
---- -----

          (d) If, at any time while the holder of any Debentures of a series is the Institutional Trustee, the Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company shall pay as additional interest ("Additional Interest") on the Debentures held by the Institutional Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Institutional Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

          (e) If an Initial Debenture is exchanged in a Registered Exchange Offer prior to the Record Date for the first Interest Payment Date following such exchange, accrued and unpaid interest, if any, on such Initial Debenture, up to but not including the date of issuance of the Exchange Debenture or Exchange Debentures issued in exchange for such Initial Debenture, shall be paid on the first Interest Payment Date for such Exchange Debenture or Exchange Debentures to the Securityholder or Securityholders of such Exchange Debenture or Exchange Debentures on the first Record Date with respect to such Exchange Debenture or Exchange Debentures. If an Initial Debenture is exchanged in a Registered Exchange Offer subsequent to the Record Date for the first Interest Payment Date following such exchange but on or prior to such Interest Payment Date, then any such accrued and unpaid interest with respect to such Initial Debenture and any accrued and unpaid interest on the Exchange Debenture or Exchange Debentures issued in exchange for such Initial Debenture, through the day before such Interest Payment Date, shall be paid on such Interest Payment Date to the Securityholder of such Initial Debenture on such Record Date.

          (f)  The following terms relate to Special Interest:

               (i)  In the event that either (A) the Exchange
     Offer Registration Statement (as such term is defined in the Registration Agreement) is not filed with the Securities and Exchange Commission (the "Commission") on or prior to the 90th day following the Closing Date (as such term is defined in the Registration Agreement), (B) the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to the 120th day following the Closing Date or (C) the Registered Exchange Offer (as such term is defined in the Registration Agreement) is not consummated or a Shelf Registration Statement (as such term is defined in the Registration Agreement) with respect to the Initial Debentures is not declared effective by the Commission on or prior to the 150th day following the Closing Date, interest shall accrue (in addition to the stated interest on Initial Debentures) from and including the next day following each of (1) such 90-day period in the case of clause (A) above, (2) such 120-day period in the case of clause (B) above and (3) such 150-day period in the case of clause (C) above. In each case, such additional interest shall accrue at a rate per annum equal to 0.25% of the principal amount of the Initial Debentures (determined daily). The aggregate amount of additional interest payable pursuant to the above provisions will in no event exceed 0.75% per annum of the principal amount of the Initial Debentures (determined daily). Upon (X) the filing of the Exchange Offer Registration Statement after the 90-day period described in clause (A) above, (Y) the effectiveness of the Exchange Offer Registration Statement after the 120-day period described in clause (B) above or (Z) the consummation of the Registered Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 150-day period described in clause (C) above, the additional interest payable on the Initial
     Debentures, with respect to such clause (A), (B) or (C), as the case may be, from the date of such filing, effectiveness or consummation, as the case may be, shall cease to accrue.

               (ii)  In the event that a Shelf Registration
     Statement filed with respect to the Initial Debentures is declared effective pursuant to the terms of the Registration Agreement, if the Company or the Trust fails to keep such Shelf Registration Statement continuously effective for the period required by the Registration Agreement, then from the next day following such time as the Shelf Registration Statement is no longer effective until the earlier of
     (A) the date that the Shelf Registration Statement is again deemed effective, (B) the date that is the third anniversary of the effective date or (C) the date as of which all of the Initial Debentures are sold pursuant to the Shelf Registration Statement or may be sold without registration pursuant to Rule 144 under the Securities Act of 1933, interest shall accrue on the Initial Debentures (in addition to the stated interest on the Initial Debentures) at a rate per annum equal to 0.25% of the principal amount of the Initial Debentures (determined daily), to be increased to 0.50% per annum of the principal amount of the Initial Debentures (determined daily) if and when such Shelf Registration Statement is no longer effective for 30 days or more.

               (iii)  Any additional interest that accrues
     with respect to the Initial Debentures as provided in this paragraph is referred to as "Special Interest." For all purposes of the Indenture, this Supplemental Indenture and the Initial Debentures, Special Interest shall be treated as interest and shall be payable on the same Interest Payment Dates and to the Securityholders of record on the same record dates as would be the case for stated interest.

          SECTION 2.6
          -----------

          If at any time the holder of all Debentures of a series ceases to be the Institutional Trustee and, at such time, the Capital Securities issued by the Trust are rated by at least one nationally recognized statistical rating agency, then the Company shall use its best efforts to obtain from at least one nationally recognized statistical rating agency a rating for the Debentures of such series.

                           ARTICLE III

                  REDEMPTION OF THE DEBENTURES

          SECTION 3.1
          -----------

          If a Tax Event or a Capital Treatment Event shall occur and be continuing, the Company shall have the right, subject to the receipt by the Company of prior approval from the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to redeem, upon not less than 30 days nor more than 60 days' notice, the Debentures in whole or in part, at any time, within 90 days following the occurrence of such Tax Event or Capital Treatment Event, as the case may be, at a redemption price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest to the date of such redemption (the "Redemption Price"). If Debentures are only partially redeemed pursuant to this Section 3.1, Debentures shall be redeemed pro rata or by lot or by any other method
            --- ----
utilized by the Trustee. The Redemption Price shall be paid prior to 11:00 a.m., New York City time, on the date of such redemption or such earlier time as the Company determines, provided that
                                                --------
the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York City time, on the date the Redemption Price is to be paid.

          SECTION 3.2
          -----------

          At any time on or after February 1, 2007, the Company shall have the right, subject to the provisions of Article XIV of the Indenture and to the receipt by the Company of prior approval from the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to redeem the Debentures, in whole or in part, from time to time, at the Redemption Price. Any redemption pursuant to this Section 3.2 will be made upon not less than 30 days' nor more than 60 days' notice to the holders of the relevant Debentures. If Debentures are only partially redeemed pursuant to this Section 3.2, Debentures shall be redeemed pro rata or by lot or by any
                             --- ----
other method utilized by the Trustee. The Redemption Price shall be paid prior to 11:00 a.m., New York City time, on the date of such redemption or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an
--------
amount sufficient to pay the Redemption Price by 10:00 a.m., New York City time, on the date the Redemption Price is to be paid.

          The Debentures are not entitled to the benefit of any sinking fund.

                           ARTICLE IV

              EXTENSION OF INTEREST PAYMENT PERIOD

          SECTION 4.1
          -----------

          The Company shall have the right, subject to the conditions set forth herein, to defer payments of interest on the Debentures of a series by extending the interest payment period on the Debentures of a series at any time and from time to time during the term of the

Debentures, for up to 20 consecutive quarterly periods (each such extended interest payment period, an "Extension Period"), during which Extension Period no interest shall be due and payable; provided that
                                                       -------- ----
(i) no Extension Period may extend beyond the Maturity Date and (ii) no Extension Period may commence or be extended so long as the Company is in default in the payment of any interest upon any Debentures of such series or has not paid all Deferred Interest from a prior completed Extension Period. At the termination of an Extension
Period for the Debentures of a series or, if not an Interest
Payment Date, on the Interest Payment Date immediately following termination of such Extension Period for the Debentures of such series, the Company shall pay all interest then accrued and unpaid on the Debentures, together with interest thereon at a variable annual rate equal to LIBOR plus 0.85%, compounded quarterly (to the extent permitted by applicable law)
("Compounded Interest") and any Additional Interest (together with Compounded Interest, "Deferred Interest"), which Deferred Interest shall be payable to the holders of the Debentures of such series in whose names the Debentures are registered in the Debt Security Register on the record date for the payment of interest on such Interest Payment Date. Before the termination of any Extension Period, the Company may further extend such period, provided that such period together with all such previous and further consecutive extensions thereof shall not exceed 20 consecutive quarterly periods, or extend beyond the Maturity
Date. Upon the termination of any Extension Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extension Period, subject to the foregoing requirements.

          SECTION 4.2
          -----------

          (a) If the Institutional Trustee is the only registered holder of the Debentures of a series at the time the Company initiates an Extension Period, the Company shall give written notice to the Administrators, the Institutional Trustee and the Trustee of its initiation of such Extension Period one Business Day before the earlier of (i) the date on which distributions on the Capital Securities of the corresponding series are payable, or (ii) the date the Administrators are required to give notice to holders of the Capital Securities of the corresponding series (or any national securities exchange or other organization on which such Capital Securities are listed, if any) of the record date or the distribution payment date, in each case with respect to distributions on the Trust Securities the payment of which is being deferred.

          (b) If the Institutional Trustee is not the only registered holder of the Debentures of a series at the time the Company initiates an Extension Period, the Company shall give the holders of the Debentures of such series and the Trustee written notice of its initiation of such Extension Period at least ten Business Days before the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice to holders of the Debentures of such series (or any national securities exchange or other organization on which the Capital Securities of the corresponding series are listed, if any) of the record or payment date of such interest, in each case with respect to interest payments the payment of which is being deferred.

                          ARTICLE V

                   EXPENSES AND GUARANTEE

          SECTION 5.1
          -----------

          In connection with the offering, sale and issuance of the Debentures of a series and in connection with the sale of any Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Debentures of such series, shall:

          (a) pay all costs and expenses relating to the offering, sale and issuance of Debentures of such series, including commissions to the underwriters payable pursuant to the Purchase Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 6.06 of the Indenture;

          (b) pay all debts and other obligations (other than with respect to the Trust Securities) and costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses, if any, of the Institutional Trustee, the Delaware Trustee and each Administrator, the costs and expenses relating to the operation of the Trust, including, without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets of the Trust);

          (c)  be primarily and fully liable for any
indemnification obligations arising with respect to the Declaration or the Purchase Agreement or the Registration
Agreement; and

          (d) pay any and all taxes, duties, assessments or governmental charges of whatever nature and all liabilities, costs and expenses with respect thereto (other than United States withholding taxes attributable to the Trust or assets of the Trust) to which the Trust may become subject.

          SECTION 5.2
          -----------

          Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Institutional Trustee, as the case may be, pursuant to Section 5.7 of the Declaration, the Company shall pay to the Delaware Trustee or the Institutional Trustee, as the case may be, all amounts owing to the Delaware Trustee or the Institutional Trustee, as the case may be, under Sections 10.4 and 10.6 of the Declaration accrued to the date of such termination, removal or resignation.

                         ARTICLE VI

                     FORM OF DEBENTURE

          The Debentures and the Trustees certificate of authentication to be endorsed thereon are to be substantially in the following forms and are expressly made a part of this First
Supplemental Indenture:

                    (FACE OF DEBENTURE)

          [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT:
This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures of this series registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture may be registered except in limited circumstances. Except as otherwise provided in Section 2.11 of the Indenture, this Debenture may be transferred, in whole but not in part, only to another nominee of the Depositary or to a successor Depositary or to a nominee of such successor Depositary.

          Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture of this series issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

          [IF THIS DEBENTURE IS ONE OF A SERIES ORIGINALLY ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AS SPECIFIED PURSUANT TO SECTION 2.03 OF THE INDENTURE, INSERT THE FOLLOWING UNLESS OTHERWISE DETERMINED BY THE COMPANY -
- THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. NEITHER THIS DEBENTURE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS DEBENTURE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH DEBENTURE PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH MERCANTILE BANCORPORATION INC. (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS DEBENTURE OR ANY PREDECESSOR OF THIS DEBENTURE (THE "RESALE RESTRICTIONS TERMINATION DATE") ONLY

(A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE DEBENTURES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE DEBENTURE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANYS RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT IN ACCORDANCE WITH THE INDENTURE, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY. THE HOLDER OF THIS DEBENTURE AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS. DEBENTURES OWNED BY A PURCHASER THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER MAY NOT BE HELD IN BOOK-ENTRY FORM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTIONS TERMINATION DATE.]

No.
    ---------------------


               MERCANTILE BANCORPORATION INC.
        FLOATING RATE JUNIOR SUBORDINATED DEFERRABLE
                INTEREST DEBENTURE DUE 2027

          MERCANTILE BANCORPORATION INC., a Missouri corporation
(the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ------------ or registered assigns, the principal sum of ---------------- Dollars ($--------- ) on
February 1, 2027, and to pay interest on said principal sum from February 4, 1997, or from the most recent interest payment date
(each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to
deferral as set forth herein) in arrears on the first day of
February, May, August and November of each year commencing May 1, 1997, at a variable annual rate equal to LIBOR plus 0.85% until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at a variable annual rate equal to LIBOR plus 0.85% compounded quarterly.  The amount of interest payable on any Interest Payment Date shall be
computed on the basis of the actual number of
days elapsed in a year of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding
calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.  The interest installment so payable, and punctually paid or duly provided for, on any
Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more
Predecessor Securities, as defined in said Indenture) is
registered at the close of business on the Record Date for such interest installment, [which shall be the close of business on the Business Day next preceding such Interest Payment Date]. [IF PURSUANT TO THE PROVISIONS OF THE INDENTURE THE DEBENTURES OF
THIS SERIES ARE NO LONGER REPRESENTED SOLELY BY A GLOBAL
DEBENTURE, SUBSTITUTE THE FOLLOWING FOR THE FOREGOING BRACKETED
TEXT -- which shall be the close of business on the 15th day next preceding such Interest Payment Date.] Any such interest installment not punctually paid or duly provided for shall
forthwith cease to be payable to the registered holders on such
Record Date and may be paid to the Person in whose name this
Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.  In the event the Debentures of this series are issued in non-book entry form, the principal of and interest on this Debenture shall be payable at the office or agency of the Trustee (or other paying agent appointed by the
Company) maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided,
                                                --------
however, that payment of interest may be made at the option
-------
of the Company by check mailed to the registered holder at such address as shall appear in the Debt Security Register or by wire transfer to an account appropriately designated by the holder hereof. Notwithstanding the foregoing, so long as the holder of this Debenture is the Institutional Trustee, the payment of the principal of and interest on this Debenture will be made in immediately available funds at such place and to such account as may be designated by the Institutional Trustee.

          The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior

Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

          If this Debenture is exchanged in a Registered Exchange Offer prior to the Record Date for the first Interest Payment Date following such exchange, accrued and unpaid interest, if any, on this Debenture, up to but not including the date of issuance of the Exchange Debenture or Exchange Debentures issued in exchange for this Debenture, shall be paid on the first Interest Payment Date for such Exchange Debenture or Exchange Debentures to the Securityholder or Securityholders of such Exchange Debenture or Exchange Debentures on the first Record Date with respect to such Exchange Debenture or Exchange Debentures. If this Debenture is exchanged in a Registered Exchange Offer subsequent to the Record Date for the first Interest Payment Date following such exchange but on or prior to such Interest Payment Date, then any such accrued and unpaid interest with respect to this Debenture and any accrued and unpaid interest on the Exchange Debenture or Exchange Debentures issued in exchange for this Debenture, through the day before such Interest Payment Date, shall be paid on such Interest Payment Date to the Securityholder of this Debenture on such Record Date.

          If any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority, then, in any such case, the Company shall pay as additional interest on the Debentures held by the Institutional Trustee such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will equal the amounts the Trust and the Institutional Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed. [IF THIS DEBENTURE IS AN INITIAL DEBENTURE INSERT -- In addition, the interest rate payable on the Debentures of this series is subject to increase as provided in the Indenture if, pursuant to the Registration Agreement either (A) the Exchange Offer Registration Statement (as such term is defined in the Registration Agreement) is not filed with the Securities and Exchange Commission (the "Commission") on or prior to the 90th day following the Closing Date (as such term is defined in the Registration Agreement), (B) the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to the 120th day following the Closing Date or (C) the Registered Exchange Offer (as such term is defined in the Registration Agreement) is not consummated or a Shelf Registration Statement (as such term is defined in the Registration Agreement) with respect to the Initial Debentures is not declared effective by the Commission on or prior to the 150th day following the Closing Date.

          The interest rate payable on the Debentures of this series is also subject to adjustment in certain circumstances if a Shelf Registration Statement filed pursuant to the Registration Agreement is not kept continuously effective for a specified period, as provided in the Indenture.]

          This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee.

          The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated
      --------------------
                                MERCANTILE BANCORPORATION INC.

                                By:
                                    -------------------------
                                    Name:
                                    Title:

[Seal]
                                By:
                                    -------------------------
                                    Name:
                                    Title:

                 CERTIFICATE OF AUTHENTICATION
                 -----------------------------


          This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.



                             THE CHASE MANHATTAN BANK, as Trustee

                             By
                                ------------------------------
                                     Authorized Officer

                     (REVERSE OF DEBENTURE)
                     ----------------------

          This Debenture is one of a duly authorized series of Debt Securities of the Company, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of February 4, 1997, duly executed and delivered between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of February 4, 1997, between the Company and the Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the series of Debt Securities (referred to herein as the "Debentures") of which this Debenture is a part. The summary of the terms of this Debenture contained herein does not purport to be complete and is qualified by reference to the Indenture. By the terms of the Indenture, the Debt Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debentures is limited in aggregate principal amount as specified in said First Supplemental Indenture.

          Upon the occurrence and continuation of a Tax Event or a Capital Treatment Event, this Debenture may become due and payable, in whole or in part, at any time, within 90 days following the occurrence of such Tax Event or Capital Treatment Event, as the case may be, at a redemption price equal to 100% of the principal amount being redeemed together with any accrued and unpaid interest thereon. The Company shall also have the right to redeem this Debenture at the option of the Company, in whole or in part, at any time or from time to time on or after February 1, 2007, at par plus accrued and unpaid interest to the redemption date.

          Any redemption pursuant to the preceding paragraph will be made, subject to the receipt by the Company of prior approval from the Board of Governors of the Federal Reserve System (the "Federal Reserve") if then required under applicable capital guidelines or policies of the Federal Reserve, upon not less than 30 days' nor more than 60 days' notice. If the Debentures are only partially redeemed by the Company, the Debentures will be redeemed pro rata or by lot or by any other method utilized
         --- ----
by the Trustee; provided that if, at the time of redemption,
                --------
the Debentures are registered as a Global Debenture, the Depositary shall determine the principal amount of such Debentures held by each of its direct participants to be redeemed pro rata in accordance with its procedures.
--- ----

          In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

          In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared due and payable, and upon such declaration of acceleration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debt

Securities of any series at the time outstanding affected thereby, as specified in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debt Securities; provided, however, that no such supplemental indenture
--------  -------
shall, among other things, without the consent of the holders of each Debt Security then outstanding and affected thereby (i) extend the fixed maturity of any Debt Securities of any series, or reduce the principal amount thereof or any redemption premium thereon, or reduce the rate or extend the time of payment of interest thereon, or make the principal of, or interest or premium on, the Debt Securities payable in any coin or currency other than that provided in the Debt Securities, or impair or affect the right of any holder of Debt Securities to institute suit for the payment thereof, or (ii) reduce the aforesaid percentage of Debt Securities, the holders of which are required to consent to any such supplemental indenture. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Debt Securities of a series at the time outstanding affected thereby as provided in the Indenture, on behalf of all of the holders of the Debt Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debt Securities of such series. Any such consent or waiver by the registered holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

          No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

          The Company shall have the right at any time during the
term of the Debentures and from time to time, subject to certain conditions, to defer payment of interest on the Debentures of a series by extending the interest payment period for Extension
Periods, each not exceeding 20 consecutive quarterly periods as provided in the Indenture. Notwithstanding the foregoing, no
Extension Period may extend beyond the maturity date of the
Debentures. In the event that the Company exercises its right to extend an interest payment period, then during any Extension
Period (a) the Company shall not declare or pay any dividends on, make any distribution with respect to, or redeem, purchase,
acquire, or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock (other than (i) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (ii) as a result of a reclassification of the Company's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of the Company's capital stock or rights to acquire such capital stock for another class or series of the Company's capital stock or rights to acquire such capital stock, (iii) the purchase of
fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends and distributions made on the Company's capital stock or rights to acquire such capital stock with the Company's capital stock or rights to acquire such capital stock, or (v) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto), or make guarantee payments (other than payments under the Capital Securities Guarantee or the Common Securities Guarantee for the Trust) with respect to the foregoing and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Debentures.  Prior to
---- -----
the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period; provided, however, that each such
                --------  -------
Extension Period, including all such previous and further extensions thereof, may not exceed 20 consecutive quarterly periods or extend beyond the maturity of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension
Period, subject to the terms set forth in the Indenture. No interest during an Extension Period, except on the date on which such Extension Period terminates (or if such date is not an Interest Payment Date, on the immediately following Interest
Payment Date), shall be due and payable.

          As provided in the Indenture and subject to certain limitations herein and therein set forth, this Debenture is transferable by the registered holder hereof on the Debt Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

          Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any Authenticating Agent, any paying agent, any transfer agent and the Debt Security registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Authenticating Agent nor any paying agent nor any transfer agent nor any Debt Security registrar shall be affected by any notice to the contrary.

          No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

          The Debentures of this series are issuable only in registered form without coupons. A Global Debenture is exchangeable for Debentures in definitive form only under certain limited circumstances set forth in the Indenture. As provided in the Indenture and subject to certain limitations herein and therein set forth, Debentures of this series are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the holder surrendering the same.

          [IF THIS DEBENTURE IS AN INITIAL DEBENTURE INSERT -- The Debentures of this series are issuable only in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof. The Debentures of this series may be transferred only in blocks having an aggregate principal amount of not less than $100,000. Any transfer of Debentures of this series in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever.
Any transferee of Debentures of this series having an aggregate principal amount of less than $100,000 shall be deemed not to be the holder of such Debentures for any purpose, including, but not limited to, the receipt of payments on such Debentures, and such transferee shall be deemed to have no interest whatsoever in such Debentures.]

          All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN
THE INDENTURE AND THE DEBENTURES, WITHOUT REGARD TO CONFLICT OF
LAWS PRINCIPLES THEREOF.

                         ARTICLE VII

                        MISCELLANEOUS

          SECTION 7.1
          -----------

          The Indenture, as supplemented by this First
Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

          SECTION 7.2
          -----------

          The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

          SECTION 7.3
          -----------

          This First Supplemental Indenture and each Debenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State without regard to conflict of laws principles thereof.

          SECTION 7.4
          -----------

          In case any one or more of the provisions contained in this First Supplemental Indenture or in a series of Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of such series of the Debentures, but this First Supplemental Indenture and such series of the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

          This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original;
but such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

                                MERCANTILE BANCORPORATION INC.

                                By:
                                    --------------------------
                                    Name:
                                    Title:

                                THE CHASE MANHATTAN BANK, as
                                   Trustee

                                By:
                                    --------------------------
                                    Name:
                                    Title: